Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into as of February 21, 2022 (the “Effective Date”), by and between True North Advisory LLC (“True North”), a Virginia limited liability company, and American Virtual Cloud Technologies, Inc. (“AVCT” or “Client”), a Delaware corporation. The parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows.

1.	Services

a. Services. True North will provide to Client the services identified in Exhibit A (the “Scope of Services”) attached hereto (the “Services”).

b. Project Change. If the parties wish to modify, expand or change the scope of the Services under the Scope of Services (“Change”), either party may request such a Change by submitting to the other party a proposed change order (“Change Request”) detailing the Change and any other relevant information. No Change is authorized until the Change Request is signed by both True North and Client. The terms of the signed Change Request control over any inconsistent provisions in the Scope of Services or this Agreement.

c. Key Contact. Each party will each designate a specific person as such party’s primary contact person responsible for facilitating communication between the parties and for coordinating performance of the Services (“Key Contact”). Either party may change its Key Contact by written notice to the other party.

2.	Pricing and Payment Terms; Expenses; Taxes.

a. Pricing; Payment Terms. All fees payable to True North under this Agreement shall be as set forth on each Scope of Services, and shall be invoiced to Client in accordance with the terms and conditions set forth in this Section 3. Unless otherwise specified in a Scope of Services, Services shall be invoiced and paid monthly in advance. Unless otherwise agreed by the parties, all amounts payable under this Agreement shall be payable in U.S. Dollars.

b. Expenses. If Client requests that True North personnel travel or incur other agreed expenses as part of the Services, Client shall reimburse True North for True North’s reasonable out-of-pocket expenses incurred during such travel, provided, however, that total expenses in excess of $500 anticipated to be incurred in such travel must be approved by Client in writing prior to being incurred.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

c. Taxes. Each party will be responsible for identifying and paying all taxes and other governmental fees and charges (and any penalties, interest, and other additions thereto) that are imposed on that party with respect to the transactions and payments under this Agreement. All fees payable by Client are exclusive of applicable taxes and duties, including, without limitation, VAT, excise taxes, sales and transaction taxes, and gross receipts taxes (“Indirect Taxes”). Client will provide such information to True North as reasonably required to determine whether True North is obligated to collect Indirect Taxes from Client. True North shall not collect, and Client shall not pay, any such Indirect Tax or duty for which Client furnishes True North a properly completed exemption certificate or a direct payment permit certificate or for which Client may claim an available exemption from Indirect Tax. All payments made by Client to True North under this Agreement will be made free and clear of any withholding or deduction for taxes. If any such taxes are required to be withheld on any payment, Client will pay such additional amounts as are necessary so that the net amount received by True North is equal to the amount then due and payable under this Agreement. True North will provide Client with such tax forms as are reasonably requested in order to reduce or eliminate the amount of any withholding or deduction for taxes in respect of payments made under this Agreement.

3.	Term and Termination.

a. Term of Agreement and Renewal. This Agreement shall remain in full force and effect from the Effective Date until the date of Service expiration stated in Exhibit A, unless earlier terminated as provided in Section 3(b); provided, however, if the parties agree to extend the services past such stated date of expiration this Agreement shall continue on a month-to-month basis thereafter terminable by either party pursuant to Section 3(b)(i).

b. Termination.

i. Either party may terminate this Agreement or the Scope of Services at any time for its convenience upon thirty (30) days of written notice to the other party. Upon such termination, True North shall promptly invoice, and Client shall promptly pay True North for all Services rendered to the effective date of the termination under this Agreement.

ii. Either party may terminate this Agreement at any time if (A) the other party materially breaches any of its obligations under this Agreement, the Scope of Services or Change Order and such breach has not been cured within thirty (30) days of written notice specifying the nature of the breach; or (B) if the other party becomes or is likely to become insolvent or makes an assignment for the benefit of creditors; or (C) if the other party ceases or threatens to cease to carry on its business, liquidates or dissolves its business or disposes of a substantial portion of its assets; or (D) if a petition in bankruptcy is filed by or against the other party, or if a receiver or similar officer is appointed to take charge of all or part of the other party’s property, or if the other party is adjudicated a bankrupt.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

c. Consequences of Termination.

i. Upon termination of this Agreement for any reason, True North shall to the extent applicable cease providing the Services under this Agreement in an orderly manner in accordance with Client’s reasonable instructions.

ii. Unless otherwise expressly provided in this Agreement, upon the termination of this Agreement, True North shall return to Client all materials and items furnished to True North by Client under this Agreement and, provided that Client has paid all undisputed amounts due and owing to True North, all Deliverables in progress at the time of termination.

iii. Sections 2, 3(c), 4, 5(b), 6, 7 and 8, and any other provisions that by their nature reasonably should be deemed to survive, shall survive the termination of this Agreement for any reason. Any obligation in a Scope of Services to make a payment upon the occurrence of an event (e.g., a financing or corporate transaction) shall survive for a period of one year from the effective date of termination.

4.	Ownership of Intellectual Property.

a. Client Ownership; Deliverables. Except as otherwise expressly set forth in this Agreement, but in any case, subject to Sections 4(b) and 4(c) below, the deliverables specifically prepared for and delivered to Client, including without limitation, evaluations, data and written material (collectively, the “Deliverables”), shall be considered works made for hire under the United States copyright laws and shall be the exclusive property of Client. In the event any such Deliverables do not fall within the specifically enumerated works that constitute works made for hire under the United States copyright laws, subject to the reservations in Sections 4(b) and 4(c) below, True North expressly and irrevocably assigns all right, title and interest worldwide in and to such Deliverables to Client, including, without limitation, all copyrights, patent rights, trade secrets, trademarks, moral rights and all other applicable proprietary and intellectual property rights. To the extent True North has any rights to the Deliverables that cannot be or are not assigned to Client, True North unconditionally and irrevocably: (i) waives the enforcement of such rights; and (ii) grants to Client during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, royalty-free license to reproduce, create derivative works of, distribute, publicly perform and publicly display such Works, by all means now known or later developed, with the right to sublicense such rights.

b. True North’s Intellectual Property. Notwithstanding anything in Section 4(a) to the contrary, True North will retain exclusive ownership of and all intellectual property rights in all (a) its know-how, concepts, techniques, methodologies, ideas, templates, and tools that existed prior to the performance of Services under the Scope of Services, and all updates, modifications, improvements, enhancements and derivative works of the same created or developed during the course of performance of Services that do not contain Client’s business or Confidential Information and (b) all ideas, concepts, techniques and know-how discovered, created or developed by True North during the performance of Services that are of general application and that are not based on or derived from Client’s Confidential Information (collectively, “True North’s IP”). As between True North and Client, True North’s IP shall be deemed True North’s Confidential Information for purposes of Section 7. To the extent the Deliverables incorporate True North’s IP, True North gives Client an irrevocable (as long as Client does not violate the license rights granted hereunder), non-exclusive, non-transferable (except to Client’s Affiliates and permitted assigns), perpetual, royalty-free, worldwide right to use such True North’s IP for Client’s internal business purposes. True North also grants Client the right to permit a third party to use the applicable True North’s IP solely in connection with providing services to Client related to Client’s use of the Deliverables.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

c. Work Papers. True North shall also retain and own exclusively all Work Papers created in its performance of Services hereunder, provided that Client shall retain sole and exclusive ownership of any Client Confidential Information contained or reflected therein. As used in this Agreement, “Work Papers” shall mean those internal memoranda and working notes prepared by True North during the course of performing Services hereunder that serve to substantiate the Services and any Deliverables. True North shall maintain the confidentiality of Client’s Confidential Information contained or reflected in True North’s Work Papers as set forth in Section 7.

5.	Warranties; Disclaimer.

a. Warranties. Each party represents and warrants to the other party that it: (i) has full power to enter into this Agreement, to carry out its obligations hereunder, and to grant the rights and licenses granted to the other party under this Agreement, and (ii) will comply with all laws and regulations applicable to its activities under this Agreement.

b. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES HEREBY AGREE THAT THE SERVICES AND ALL DELIVERABLES ARE PROVIDED ON AN “AS-IS” BASIS, WITHOUT WARRANTY, OF ANY KIND, AND THAT TRUE NORTH HEREBY DISCLAIMS ALL WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, REASONABLE CARE, AND/OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT TRUE NORTH KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE). TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRUE NORTH FURTHER DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS, AND/OR REPRESENTATIONS OF TITLE AND NON-INFRINGEMENT.

c. Other Disclaimers. Customer understands and agrees that (i) none of the Services shall constitute legal, accounting or other advice that should be received only from a licensed professional and that Customer shall not employ the Services as a replacement for seeking appropriate professional advice, (ii) the Services are not guaranteed to be error free and are not intended to be relied upon as a substitute for Customer’s own business judgment, and (iii) decisions made by Customer should not rely solely on the Services and shall instead be made by Customer relying solely on Customer’s own judgment employing Customer’s understanding of its business constituents and requirements and all other resources available to Customer.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

6.	Indemnification and Limitation of Liability.

a. True North Indemnity Obligation. True North agrees to indemnify, defend, and hold harmless Client, and its officers, directors, employees, agents, representatives, and affiliates (each a “Client Indemnified Party”) from and against any and all losses, costs, expenses, claims, or damages arising out of any claim, suit, action, or judgment brought against such Client Indemnified Party by a third party as a result of any alleged infringement or misappropriation of any validly existing intellectual property right by the Services or any Deliverable, except to the extent caused by Client’s negligent acts or omissions. The foregoing obligation does not apply with respect to the Services, Deliverables, or portions or components thereof (w) used other than in accordance with this Agreement, (x) not supplied by True North, or (y) combined with other products, processes or materials where the alleged infringement would not have occurred without such combination. If any Services or Deliverables, in whole or in part, constitute or may constitute infringement or misappropriation of any third party’s rights, and/or if Client’s use thereof is or may be enjoined, True North, in addition to its indemnification obligations hereunder, shall promptly either: (i) secure for Client rights to continue using such infringing Services or Deliverables; or (ii) re-perform or replace such Services or Deliverables with comparable non-infringing Services or Deliverables; or (iii) modify the Services or Deliverables so that they become non-infringing. In the event True North is unable to procure one of the aforementioned remedies, True North shall , in addition to its indemnification obligations hereunder, promptly refund to Client all amounts paid to Supplier under this Agreement for the prior twelve (12) months in respect of the infringing Services and/or Deliverables. This section states True North’s entire liability and Client’s exclusive remedy for infringement or misappropriation of intellectual property of a third party.

b. Client Indemnity Obligation. Client agrees to indemnify, defend, and hold harmless True North and its affiliates, and their respective officers, directors, employees, agents, and representatives (each an “True North Indemnified Party”) from and against any and all losses, costs, expenses, claims, or damages arising out of any claim, suit, action, or judgment brought against such True North Indemnified Party by a third party as a result of Client’s use of the Services or Deliverables other than in accordance with this Agreement.

c. LIMITATION OF LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 6(A) AND 6(B) OR A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS OR A PAYMENT OBLIGATION HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ANY EXPECTATION OF PROFIT, ARISING OUT OF OR RELATING TO THE SERVICES OR USE OF THE DELIVERABLES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL TRUE NORTH’S LIABILITY FOR ANY CLAIM, WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EXCEED THE AMOUNT OF THE FEES PAID TO TRUE NORTH FOR THE SERVICES PERFORMED UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS PRIOR TO THE ACT THAT GAVE RISE TO THE LIABILITY.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

7.	Confidential Information.

a. Confidentiality Obligations. Both parties acknowledge that either party may receive (the “Receiving Party”) Confidential Information from the other Party (the “Disclosing Party”) during the Term of this Agreement, and all Confidential Information is deemed to have been received in confidence. Receiving Party may use the Disclosing Party’s Confidential Information only to perform its obligations or exercise its rights under this Agreement, and may disclose Disclosing Party’s Confidential Information only to Receiving Party’s employees, agents or contractors that need to know the information pursuant to this Agreement and who are required (by written agreement, written and enforceable internal policy, or legally enforceable code of professional responsibility) to maintain the confidentiality of the Confidential Information as required by this Agreement. Receiving Party must protect the Confidential Information at least as well as it does its own valuable and sensitive information of a similar nature and, in any event, with no less than a reasonable degree of care. Following termination of this Agreement, and/or if requested by Disclosing Party, Receiving Party must return or destroy all Confidential Information and upon request, certify in writing as to having returned or destroyed all Confidential Information. The obligation of confidentiality continues for three (3) years from the termination of this Agreement; provided, however, Receiving Party must keep (i) any personally identifiable information (“PII”) confidential as required by any applicable law; and (ii) any trade secrets of Disclosing Party confidential as long as the information remains a trade secret. Either party is free to use for any purpose the residuals resulting from any engagement under this Agreement if such use does not result in the sharing of the other party’s Confidential Information in violation of this Section 7. “Residuals” means information retained in the unaided memory of an individual in a manner that was incidental to work performed hereunder and not intentionally memorized through use of notes or other aids. For clarity, this residuals provision does not grant any license under the Disclosing Party’s copyrights or patents.

b. Definition. “Confidential Information” includes, without limitation, (i) all information communicated by Disclosing Party that should reasonably be considered confidential under the circumstances, whether it was or was not identified as confidential at the time of disclosure; (ii) all information identified as confidential to which Receiving Party has access in connection with the subject matter of this Agreement, whether before or after Effective Date; (iii) this Agreement, (iv) any trade secret; (v) any existing or contemplated product, service, design, technology, software, process, technical data, engineering, technique, research, development, invention, methodology and concept and any related information; (vi) information relating to any business plan, sale or marketing method, marketing, merchandising, pricing, analysis and report, customer information, personally identifiable information (“PII”), customer or supplier list or requirement, and (vii) financial and accounting information.

c. Exceptions. The obligations of either Party under this Section 7 do not apply to information that Receiving Party can demonstrate (i) was in its possession at the time of disclosure without confidentiality restrictions; (ii) at the time of disclosure by Disclosing Party is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by Receiving Party; provided, however, PII remains subject to confidentiality obligations regardless of its availability to the public or availability through unauthorized disclosure; (iii) was received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by Receiving Party; or (iv) is independently developed by Receiving Party without reference to the Confidential Information of the other party.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

d. Disclosure by Law. In the event Receiving Party is required by law, regulation, stock exchange requirement or legal process to disclose any of Disclosing Party’s Confidential Information, Receiving Party must (i) give Disclosing Party, to the extent possible, reasonable advance notice prior to disclosure so Disclosing Party may contest the disclosure or seek a protective order, and (ii) reasonably limit the disclosure to the minimum amount that is legally required to be disclosed.

e. Remedies. The parties hereby acknowledge and agree that (i) any breach of this Section 7 may cause immediate and irreparable injury to the non-breaching party and that monetary damages may be inadequate to compensate the non-breaching party for such breach; and (ii) in the event of such breach, the non-breaching party shall be entitled to injunctive relief in addition to all other remedies available to it at law or equity. This right to obtain injunctive relief is cumulative non-exclusive with respect to all other remedies available at law or equity.

8.	Miscellaneous.

a. Independent Contractor Relationship. Each party’s relationship with the other is that of an independent contractor, and nothing in this Agreement or the transactions contemplated herein is intended to, or should be construed to, create a partnership, agency, joint venture, or employment relationship. Neither Party will be entitled to any of the benefits which the other may make available to its employees, including, but not limited to, group health or life insurance, profit sharing, or retirement benefits. Neither Party is authorized to make any representation, contract, or commitment on behalf of the other. Unless otherwise provided, each Party is solely responsible for, and will file, on a timely basis, all tax returns, payments and withholdings required to be filed with, or made to, any federal, state or local tax authority with respect to such Party’s performance of services and receipt of fees under this Agreement. True North shall retain the right to perform work for others during the term of this Agreement, whether of a same or a different kind as that contemplated by Services to be performed under this Agreement.

b. Public Relations. The Parties agree that True North may, during and after the Term of this Agreement, refer to Client in True North’s marketing, promotional or advertising materials or activities, as being a present or former client of True North (as the case may be). All such references to Client shall only incorporate Client’s logo in the format as may be specified by Client from time to time, unless Client has provided its permission in writing. Notwithstanding the foregoing, neither party may disclose the terms and conditions of this Agreement or any Scope of Services.

c. Force Majeure. Neither party shall be liable to the other for damages (including liquidated damages) if such party’s performance is delayed due to natural disasters, epidemics, pandemics, wars or other Acts of God (each a “Force Majeure Event”). In such event, the affected party shall promptly notify the other of the delay and its likely duration. The parties retain their rights to terminate the Agreement or Scope of Services pursuant to Section 3(b)(i) if a Force Majeure Event arises. In addition, in the event of a delay in True North’s performance exceeding forty-five (45) days due to a Force Majeure Event, Client may, at any time thereafter, terminate the affected Scope of Services.

d. Assignment. Neither party may, without the other party’s prior written approval assign its rights; provided, however, that either party may, without prior written approval, assign this Agreement to any person or entity which, through merger, reorganization, acquisition or otherwise, succeeds to all or substantially all of such party’s business. Any attempt to assign in violation of this section is void in each instance.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

e. Notices. Any notice, request, demand, report or other communication will be effective when sent to the other party at the address below the party’s signature line below and: (i) when delivered personally, (ii) three business days after it is sent by registered or certified mail (return receipt requested), or (iii) when receipt of an email is confirmed by reply or otherwise, or (iv) on the business day after it is sent by a nationally recognized overnight courier service (signature required). If no address is listed for Client, notice to Client will be effective if given to the last known address. A party may change its notice address by giving notice in accordance with this section.

f. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns.

g. Waiver. No waiver by any party of any right or remedy under this Agreement shall be deemed to be a waiver of any other or subsequent right or remedy under this Agreement. No waiver of any term, covenant or condition of this Agreement shall be valid unless affirmed in writing.

h. Severability. If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

i. Governing Law. This Agreement, any dispute arising under or which is related to this Agreement (whether in contract, tort, or otherwise), and the validity, performance, and interpretation of this Agreement shall be governed by and construed in all respects under, the laws of the State of Delaware.

j. Dispute Resolution. In the event of any problem, claim, or dispute arising from this Agreement, the aggrieved party shall promptly notify the other party of the existence of the problem, claim, or dispute, and such party shall promptly undertake all reasonable efforts to resolve the matter within thirty (30) calendar days of such notice. If such efforts are not successful, senior executives of each of the parties shall meet promptly thereafter to resolve the matter amicably, and each party shall exert its reasonable best efforts toward this solution. If the matter cannot be resolved through this process, then the parties shall submit the matter to binding arbitration, in accordance with the commercial rules (the “Rules”) of the American Arbitration Association. The arbitration shall be held in the District of Columbia, Washington, DC, in the United States of America and shall utilize a single arbitrator selected by the AAA in accordance with the Rules. Each party shall bear one-half of the costs of the arbitration. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

k. Entire Agreement; Amendments. This Agreement, including all Exhibits attached hereto and all signed Change Requests (which are hereby incorporated in this Agreement by reference), constitute the entire and exclusive agreement between the Parties relating to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings, representations, communications and agreements, written or oral, regarding such subject matter. This Agreement may be altered, amended or revoked only by a written instrument signed by each party hereto.

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us

l. Counterparts; Execution. This Agreement may be executed in one (1) or more identical counterparts, each of which will be considered an original, but all of which together shall constitute one (1) and the same agreement. A facsimile or electronic mail transmission of the executed signature page of this Agreement shall constitute due and proper execution of this Agreement by the party executing the signature page.

* * *

The proper officers or other authorized representatives of the Parties have executed this Agreement as of the Effective Date.

TRUE NORTH ADVISORY LLC	American Virtual Cloud Technologies, Inc.

By:	/s/ Jim Tholen	By:	/s/ Thomas King
Name:	Jim Tholen	Name:	Thomas King
Title:	Managing Partner	Title:	Chief Financial Officer

Signature Date:	2/21/2022	Signature Date:	2/21/2022

Notice Address:	Notice Address:

True North Advisory LLC	American Virtual Cloud Technologies, Inc.
182 River Park Drive	4880 Lower Roswell Rd., Ste 165-#129
Great Falls, VA 22066	Marietta, GA 30068

True North Advisory, LLC

Washington, D.C.

www.truenorthadvisory.us
info@truenorthadvisory.us